Exhibit 99.2

NEWS RELEASE

Ocean Power Technologies to Exhibit at the 2019 Offshore Technology Conference

OPT will be Featuring its Newest Technologies and Providing Updates on Current Projects

Monroe Township, N.J., May 2, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, will be an exhibitor at the Offshore Technology Conference (OTC) 2019 from May 6-9, 2019 at the NRG Park in Houston, TX. OPT has now attended OTC, one of the largest and most-recognized offshore industry conferences, for three consecutive years.

Investors, members of the media, and other interested parties are invited to drop by Booth #10945, located just outside of the Hall A entrance at the NRG Center, to speak to OPT representatives regarding their latest technology and developments. OTC 2019 is a great opportunity to learn more about OPT’s products and rapidly developing capabilities to support a broad range of commercial offshore operations, including oil and gas exploration and production operations.

George H. Kirby, President and Chief Executive Officer of OPT, emphasized the wide range of companies represented at OTC 2019, as well as the business development opportunities for OPT: “OTC is one of the top offshore oil and gas industry conferences, and we are happy to be in Houston to showcase our products and services for the third straight year. Thousands of attendees will get a chance to see our PowerBuoy® technology firsthand and learn more about OPT’s surface and deep-sea product lines, when they visit our exhibit at OTC 2019.”

Kirby continued to highlight one potential application for the PowerBuoy®: “The Gulf of Mexico is the largest oil field decommissioning market in the world with more than 9,000 wells that require plugging and abandonment. With OPT’s PowerBuoy® Exclusion Zone Monitoring™ solution, we believe that firms can decrease costs and increase safety by providing autonomous surveillance and monitoring. In addition, the PowerBuoy® can be used by resident underwater vehicles for recharging and data transfer, which enables enhanced visual tracking and intervention during well plugging and abandonment. We believe that our PB3 PowerBuoy® eliminates the need for expensive on-site vessels by offering a clean and renewable solution while being controlled remotely from onshore.”

In concluding, Kirby noted: “We believe that our latest high-tech solutions will be game changers in the offshore oil and gas market and anticipate a great deal of interest in our products at OTC 2019.”

About the Offshore Technology Conference (OTC)

The Offshore Technology Conference (OTC) is where energy professionals meet to exchange ideas and opinions to advance scientific and technical knowledge for offshore resources and environmental matters.

Celebrating 50 years since 1969, OTC’s flagship conference is held annually at NRG Park (formerly Reliant Park) in Houston. OTC has expanded technically and globally with the Arctic Technology Conference, OTC Brasil, and OTC Asia. To learn more, visit http://2019.otcnet.org/welcome.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PowerBuoy® and subsea battery solution product lines, along with its innovation and support services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

For Further Information:

Follow us on Twitter: https://twitter.com/OceanPowerTech

Follow us on Facebook: https://www.facebook.com/oceanpowertechnologies

Follow us on LinkedIn: https://www.linkedin.com//company/ocean-power-technologies

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Business Development Contact:

David Marchetti, Senior Director, Americas

Ocean Power Technologies, Inc.

Email: dmarchetti@oceanpowertech.com

Phone: 609-730-0400

Ocean Power Technologies, Inc.

www.oceanpowertechnologies.com